UMB Financial Corporation News Release

P.O. Box 419226

Kansas City, MO 64141-6226

816/860-7000

umb.com

//FOR IMMEDIATE RELEASE//

Contact: Jeremy McNeive, 816.860.5088

Investor Relations Contact: Begonya Klumb, 816.860.7906

UMB Financial Corporation Reports Year-Over-Year Growth For Fifth Consecutive Quarter

Earnings Increase 14.3 Percent Compared to First Quarter 2005

Kansas City, Mo. (April 25, 2006) - UMB Financial Corporation (NASDAQ: UMBF), a Kansas City-based multi-bank holding company, announced earnings of $13.2 million or $0.62 per share ($0.62 diluted) for the three months ended March 31, 2006. This is an increase of $1.7 million or 14.3 percent compared to the three months ended March 31, 2005 earnings of $11.6 million or $0.54 per share ($0.53 diluted). This is also a 17.0 percent increase in diluted earnings per share compared to the three months ended March 31, 2005. The increase in earnings compared to 2005 was a result of higher net interest income and lower noninterest expense partially offset by increased provision for loan losses and lower noninterest income.

"Our first quarter financial performance is based on revenue growth in key areas of the corporation, while simultaneously controlling expenses and expanding net interest margin," said Mariner Kemper, Chairman and Chief Executive Officer, UMB Financial Corporation. "Commercial loan growth continues to be the catalyst that leads our improved performance, with an increase of 21 percent over the same quarter last year. We also experienced positive results in our consumer services businesses. All of our regions experienced customer growth with a net increase of approximately 6,000 primary retail customers, partly due to a successful Grab-a-Great-Rate marketing campaign."

"UMB's fee business remained strong in the first quarter, led by continued record net flows of $460 million in our Scout Mutual Funds and strength in our treasury management business," said Peter deSilva, President and Chief Operating Officer. "We saw positive results in the first quarter after the integration of our wealth management and brokerage businesses. Additionally, we achieved strong results from our credit card operations and mutual fund servicing business."

Net Interest Income

Net interest income for the first quarter of 2006 increased $8.0 million compared to the same period in 2005. Net interest margin was 3.23 percent on a tax-equivalent basis for the first quarter of 2006 compared to 2.97 percent for the same period in 2005.

Compared to the same quarter a year ago, the primary driver of the $8.0 million increase in net interest income was a

$551 million, or 8.7 percent, increase in average earning assets mainly from average loan growth of $538 million, or

18.8 percent. Although net interest spread decreased by 9 basis points as compared to the same period in 2005, net interest margin increased by 26 basis points due to the contribution of noninterest-bearing demand deposits, which make up

34.1 percent of average total deposits.

Noninterest Income and Expense

Noninterest income decreased $3.9 million for the three months ended March 31, 2006 compared to the same period in 2005. The decrease was due primarily to gains recognized in the first quarter of 2005 including $3.6 million from the sale of employee benefit accounts to Marshall & Ilsley Trust Company, n.a. and a $2.4 million gain on the condemnation sale of one of the bank's downtown Kansas City branches. These reductions in gains from 2005 were partially offset by a

$2.2 million, or 10.6 percent increase in trust and securities processing income and a $1.3 million, or 17.4 percent increase in bankcard income. The increase in trust and securities processing income was primarily driven by a $1.6 billion increase in net assets in the UMB Scout Funds at March 31, 2006 as compared to March 31, 2005. The increase in bankcard income was primarily due to higher interchange fee revenue resulting from increased card usage.

Noninterest expense remained steady as compared to the same period in 2005. Salaries and employee benefits decreased by $4.8 million, or 9.3 percent compared to the first quarter of 2005. This decrease was primarily a result of a $4.3 million charge in 2005 related to the voluntary separation plan (VSP) of which 99 employees took advantage in the first quarter of 2005. The decrease in salary and benefit expense was offset by increases in other categories including equipment, marketing and business development, processing fees, bankcard expense and other expense. Marketing and business development expense increased as a result of deposit and loan promotions in the first quarter of 2006. Processing fees were higher primarily due to increases in shareholder servicing and other administrative fees paid to investment advisors related to an increase in net assets under management for the Scout Funds. Bankcard fees increased due to higher paid rebates and an increase in fraud losses. The higher rebates were a result of an expansion of the program in late 2005, as well as increased card activity. Other expense was higher due to an increase in operational charge-offs and an increase in directors' fees.

Balance Sheet

For the three months ended March 31, 2006, average loans were $3.40 billion compared to $2.86 billion for the same period in 2005, an increase of 18.8 percent. Actual loan balances on March 31, 2006 were $3.4 billion, compared to

$2.9 billion on March 31, 2005. These balances are as follows:
Loan by Category (in thousands)	March 31, 2006	March 31, 2005	Change	Percent Change
Commercial, financial and agricultural	$1,562,679	$1,291,305	$271,374	21.0%
Real estate construction	49,014	31,123	17,891	57.5%
Consumer	957,033	888,021	69,021	7.8%
Real estate	843,425	685,490	157,935	23.0%
Leases	5,955	5,575	380	6.8%
Loans held for sale	17,960	20,998	(3,038)	-14.5%
Total Loans and loans held for sale	$3,436,066	$2,922,512	$513,554	17.6%

Average securities were $3.0 billion for the first quarter of 2006 compared to $3.2 billion for the same period in 2005, a decrease of 7.3 percent. This decrease helped improve the earning asset mix as loans comprise 49.3 percent of the company's earning asset base, as compared to 45.1 percent for the same quarter a year ago. The company also increased its average loan to deposit ratio to 61.8 percent in the first quarter of 2006, compared to 56.1 percent in the first quarter of 2005.

Average total deposits increased $399 million, or 7.8 percent, to $5.51 billion for the three months ended March 31, 2006, compared to the same period in 2005.

As of March 31, 2006, UMB had total shareholders' equity of $828 million, a 1.6 percent increase from the prior year.

The quality of the company's loan portfolio remained high as nonperforming loans on March 31, 2006 totaled

$10.2 million compared to $12.5 million a year earlier. As a percentage of total loans, nonperforming loans decreased to 0.30 percent of loans as of March 31, 2006 compared to 0.43 percent as of March 31, 2005. Nonperforming loans are defined as nonaccrual loans and loans more than 90 days past due. The company's allowance for loan losses totaled

$40.7 million or 1.19 percent of total loans as of March 31, 2006, compared to $40.9 million, or 1.41 percent of total loans as of March 31, 2005.

The company plans to host a conference call to discuss its first quarter results on April 26, 2006, at 4 p.m.(CST). Interested parties may access the call by dialing U.S. (toll-free) 877-407-8031 or access the following Web link to the live call: www.vcall.com/IC/CEPage.asp?ID=103434 or visit umb.com.

Forward-Looking Statements:

This release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, Section 21E of the Securities Exchange Act of 1934, and within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements rely on a number of assumptions concerning future events and are subject to risks and uncertainties, which could cause actual results to differ materially from those contemplated by the forward-looking statements in this Current Report on Form 8-K, any exhibits to this Current Report and other public statements the company may make. While management of UMB believes their assumptions are reasonable, UMB cautions that changes in general economic conditions, changes in interest rates, changes in the securities markets, changes in operations, changes in competition, technology changes, legislative or regulatory changes, the ability of customers to repay loans, changes in loan demand and increases in employee costs, and other risks and uncertainties detailed in UMB's filings with the Securities and Exchange Commission, may cause actual results to differ materially from those discussed in this release. UMB has no duty to update such statements, and undertakes no obligation to update or supplement forward-looking statements that become untrue because of new information, future events or otherwise.

Non-GAAP Financial Measures:

Certain financial measures contained in this press release exclude significant gains and losses relating to the sales and closures of banking facilities, the sale of employee benefits accounts and the voluntary separation plan. Financial measures which exclude those items have not been determined in accordance with generally accepted accounting principles and are therefore "non-GAAP" financial measures. Management of UMB believes that investors' understanding of the company's performance is enhanced by disclosing these non-GAAP financial measures as a reasonable basis for comparison of the company's ongoing results of operations. These non-GAAP measures should not be considered a substitute for GAAP-basis measures and results. Our non-GAAP measures may not be comparable to non-GAAP measures of other companies. The attached Non-GAAP Reconciliation Table provides a reconciliation of these non-GAAP financial measures to the most closely analogous measure determined in accordance with GAAP.

About UMB:

UMB Financial Corporation is a multi-bank holding company headquartered in Kansas City, Mo., offering complete banking and related financial services to both individual and business customers nationwide. Its banking subsidiaries own and operate 141 banking centers throughout Missouri, Illinois, Colorado, Kansas, Oklahoma, Nebraska and Arizona. Subsidiaries of the holding company and the lead bank, UMB Bank, n.a., include an investment services group based in Milwaukee, Wisconsin, a trust management company in South Dakota, and single-purpose companies that deal with brokerage services, consulting services and insurance. UMB was named one of Business Week's "Web Smart 50" companies in 2005.

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UMB Financial Corporation
Non-GAAP Reconciliation Schedule
(unaudited, dollars in thousands)

The following tables present the reconciliation of non-GAAP financial measures to reported GAAP financial measures.

	Three months ended
	March 31,
	2006	2005

Net interest income after provision	49,087	43,541
Noninterest income	59,820	63,697
Noninterest expense	91,033	91,325
Income tax provision	4,633	4,333

Net Income After Taxes	13,241	11,580

Adjustments
Noninterest income
Other gains, net	$ 22)	$ (2,592)
Gains on sale of employee benefit accounts	-	(3,600)
Noninterest expense
Voluntary Seperation Plan	-	4,300

Total adjustments pre-tax	(22)	(1,892)
Less: Income taxes	(8)	(681)

After Tax Adjustments to GAAP	(14)	(1,211)

Adjusted Net Income	$ 13,227	$ 10,369

The above table presents the variation in net income on an as reported (GAAP) basis and excluding certain gains and losses related to the sales and closures of banking facilities, the sale of employee benefit accounts and charges related to the voluntary separation plan. The press release includes commentary that compares such GAAP and non-GAAP financial measures.

CONSOLIDATED BALANCE SHEETS		UMB Financial Corporation
(all dollars in thousands) (unaudited)
	March 31,
Assets	2006	2005

Loans	$3,418,106	$2,901,514
Allowance for loan losses	(40,679)	(40,880)
Net loans	3,377,427	2,860,634
Loans held for sale	17,960	20,998
Investment Securities:
Available for sale	2,524,736	2,684,743
Held to maturity	62,453	142,735
Federal Reserve Bank stock and other	15,022	13,810
Trading securities	62,736	55,153
Total investment securities	2,664,947	2,896,441
Federal funds and resell agreements	759,879	297,534
Cash and due from banks	418,125	465,900
Bank premises and equipment, net	234,198	222,917
Accrued income	49,896	38,057
Goodwill on purchased affiliates	59,727	59,115
Other intangibles	6,857	4,673
Other assets	48,296	48,664
Total assets	$7,637,312	$6,914,933

Liabilities
Deposits:
Noninterest - bearing demand	$2,065,218	$1,874,871
Interest - bearing demand and savings	2,418,597	2,268,102
Time deposits under $100,000	791,661	612,312
Time deposits of $100,000 or more	351,717	241,017
Total deposits	5,627,193	4,996,302
Federal funds and repurchase agreements	1,088,953	1,004,023
Short-term debt	5,671	10,170
Long-term debt	37,879	39,733
Accrued expenses and taxes	33,638	25,731
Other liabilities	16,155	23,991
Total liabilities	6,809,489	6,099,950

Shareholders' Equity
Common stock	27,528	27,528
Capital surplus	726,244	726,673
Retained earnings	350,568	312,807
Accumulated other comprehensive loss	(28,485)	(21,026)
Treasury stock	(248,032)	(230,999)
Total shareholders' equity	827,823	814,983
Total liabilities and shareholders' equity	$7,637,312	$6,914,933
Consolidated Statements of Income
(unaudited, dollars in thousands except share and per share data)
	Three Months Ended
	March 31,
Interest Income	2006	2005
Loans	$53,234	$37,722
Securities:
Taxable Interest	21,753	16,664
Tax-exempt interest	5,683	4,372
Total securities income	27,436	21,036
Federal funds and resell agreements	5,088	1,315
Trading securities and other	715	520
Total interest income	86,473	60,593

Interest Expense
Deposits	20,762	9,727
Federal funds and repurchase agreements	12,835	6,231
Short-term debt	152	69
Long-term debt	478	275
Total interest expense	34,227	16,302
Net interest income	52,246	44,291
Provision for loan losses	3,159	750
Net interest income after provision for loan losses	49,087	43,541

Noninterest Income
Trust and securities processing	22,670	20,498
Trading and investment banking	4,113	4,529
Service charges on deposits	17,607	17,976
Insurance fees and commisions	991	828
Brokerage fees	1,518	1,550
Bankcard fees	8,946	7,622
Other gains, net	22	2,592
Gain on sale of employee benefit accounts	-	3,600
Gains (loss) on sales of securities available for sale	9	-
Other	3,944	4,502
Total noninterest income	59,820	63,697

Noninterest Expense
Salaries and employee benefits	47,238	52,060
Occupancy, net	6,554	6,417
Equipment	11,115	10,476
Supplies, postage and telephone	5,775	5,549
Marketing and business development	3,622	2,960
Accumulated other comprehensive income	6,311	5,564
Legal and consulting	1,649	1,827
Bankcard	3,291	2,442
Amortization of other intangibles	218	186
Other	5,260	3,844
Total noninterest expense	91,033	91,325

Income before income taxes	17,874	15,913
Income tax provision	4,633	4,333
Net income	$13,241	$11,580
Per Share Data
Net income- Basic	$0.62	$0.54
Net income- Diluted	0.62	0.53
Dividends	0.25	0.22
Weighted average shares outstanding	21,409,760	21,636,200
Consolidated Statements of
Shareholders' Equity					UMB Financial Corporation
(all dollars in thousands) (unaudited)

				Accumulated
				Other
	Common	Capital	Retained	Comprehensive	Treasury
	Stock	Surplus	Earnings	Loss	Stock	Total
Balance - January 1, 2005	$27,528	$726,595	$305,986	$(10,619)	$(230,308)	$819,182
Comprehensive income
Net income	-	-	11,580	-	-	11,580
Other Comprehensive loss,
change in unrealized gains
(losses) on securities of $(16,480)
net of tax $6,073	-	-	-	(10,407)	-	(10,407)
Total comprehensive income						1,173
Cash dividends ($0.22 per share)	-	-	(4,759)	-	-	(4,759)
Purchase of treasury stock	-	-	-	-	(835)	(835)
Recognition of restricted stock
compensation		18			23	41
Sale of treasury stock	-	39	-	-	39	78
Exercise of stock options	-	21	-	-	82	103
Balance - March 31, 2005	$27,528	$726,673	$312,807	$(21,026)	$(230,999)	$814,983

Balance - January 1, 2006	$27,528	$726,204	$342,675	$(21,550)	$(241,394)	$833,463
Comprehensive income
Net income	-	-	13,241	-	-	13,241
Other Comprehensive loss,
change in unrealized gains
(losses) on securities of $(10,960)
net of tax of $4,031;
reclassification adjustment losses
included in net income of $(9)
net of tax $3	-	-	-	(6,935)	-	(6,935)
Total comprehensive income						6,306
Cash dividends ($0.25 per share)	-	-	(5,348)	-	-	(5,348)
Purchase of treasury stock	-	-	-	-	(6,812)	(6,812)
Issuance of stock awards		89			61	150
Compensation recognized under stock
compensation plans	-	(126)				(126)
Sale of treasury stock	-	62	-	-	46	108
Exercise of stock options	-	15	-	-	67	82
Balance - March 31, 2006	$27,528	$726,244	$350,568	$(28,485)	$(248,032)	$827,823

Average Balances / Yields and Rates		UMB Financial Corporation
(tax - equivalent basis)
(all dollars in thousands)(unaudited)	Three Months Ended March 31,
	2006		2005
	Average	Average	Average	Average
Assets	Balance	Yield/Rate	Balance	Yield/Rate
Loans, net of unearned interest	$3,403,016	6.35%	$2,864,770	5.35%
Securities:
Taxable	2,312,665	3.81	2,633,108	2.57
Tax-exempt	666,494	5.06	580,097	4.57
Total securities	2,979,159	4.09	3,213,205	2.93
Federal funds and resell agreements	455,737	4.53	210,718	2.53
Other earning assets	62,587	4.78	60,946	3.53
Total earning assets	6,900,499	5.24	6,349,639	4.02
Allowance for loan losses	(40,281)		(41,485)
Other assets	862,681		860,132
Total assets	$7,722,899		$7,168,286

Liabilities and Shareholders' Equity
Interest-bearing deposits	$3,631,366	2.32%	$3,226,635	1.22%
Federal funds and repurchase agreements	1,271,599	4.09	1,165,526	2.17
Borrowed funds	53,340	4.79	35,640	3.91
Total interest-bearing liabilities	4,956,305	2.80	4,427,801	1.49
Noninterest-bearing demand deposits	1,875,395		1,881,065
Other liabilities	55,308		35,659
Shareholders' equity	835,891		823,761
Total liabilities and shareholders' equity	$7,722,899		$7,168,286
Net interest spread		2.44%		2.53%
Net interest margin		3.23		2.97
FIRST QUARTER 2006
FINANCIAL HIGHLIGHTS		UMB Financial Corporation
(all dollars in thousands, except per share data) (unaudited)

Three Months Ended March 31,	2006	2005
Net interest income	$52,246	$44,291
Provision for loan losses	3,159	750
Noninterest income	59,820	63,697
Noninterest expense	91,033	91,325
Income before income taxes	17,874	15,913
Net income	13,241	11,580
Net income per share - Basic	0.62	0.54
Net income per share - Diluted	0.62	0.53
Return on average assets	0.70%	0.66%
Return on average equity	6.42%	5.70%

At March 31
Assets	$7,637,312	$6,914,933
Loans, net of unearned interest	3,436,066	2,922,512
Securities	2,664,947	2,896,441
Deposits	5,627,193	4,996,302
Shareholders' equity	827,823	814,983
Book value per share	38.69	37.68
Market price per share	70.23	56.92
Equity to assets	10.84%	11.79%
Allowance for loan losses	$40,679	$40,880
As a % of loans	1.19%	1.41%
Nonaccrual and restructured loans	$6,369	$9,091
As a % of loans	0.19%	0.31%
Loans over 90 days past due	$3,879	$3,446
As a % of loans	0.11%	0.12%
Other real estate owned	$40	$-

Common shares outstanding	21,396,059	21,630,069

Average Balances
Three Months Ended March 31
Assets	$7,722,899	$7,168,286
Loans, net of unearned interest	3,403,016	2,864,770
Securities	2,979,159	3,213,205
Deposits	5,506,761	5,107,700
Shareholders' equity	835,891	823,761

Selected Financial Data
of Affiliate Banks				UMB Financial Corporation
(all dollars in thousands)(unaudited)	March 31, 2006
		Loans
		Net of
	Total	Unearned	Total	Shareholder's
Missouri	Assets	Interest	Deposits	Equity
UMB Bank, n.a.	$6,518,870	$2,863,941	$4,979,364	$545,107
UMB Bank Warsaw, N.A.	82,195	30,289	60,716	5,660

Colorado
UMB Bank Colorado, n. a.	505,121	323,538	388,173	37,778

Kansas
UMB National Bank of America	510,097	189,283	339,861	75,924

Arizona
UMB Bank Arizona, n.a.	21,233	17,760	2,632	9,804

Banking - Related Subsidiaries
UMB Community Development Corporation
UMB Banc Leasing Corp.
UMB Financial Services, Inc.
UMB Scout Insurance Services, Inc.
UMB Capital Corporation
United Missouri Insurance Company
UMB Trust Company of South Dakota
Scout Investment Advisors, Inc.
UMB Fund Services, Inc.
UMB Consulting Services, Inc.
Kansas City Realty Company
Kansas City Financial Corporation
UMB Redevelopment Corporation
UMB Realty Company, LLC
UMB National Sales Corporation
Grand Distribution Services, LLC
UMB Distribution Service, LLC
Warsaw Financial Corporation